                                                                    Exhibit 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES -OXLEY ACT OF 2002

         In connection with the Quarterly Report of Belden & Blake Corporation (the "Company") on Form 10-Q for the quarterly period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the knowledge of the undersigned:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.






Date:    May 13, 2003                     /s/ John L. Schwager
         ------------                     ------------------------------------
                                          John L. Schwager, Director, President
                                          and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Belden & Blake Corporation and will be retained by Belden & Blake Corporation and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies the Form 10-Q and shall not be treated as having been filed as part of the Form 10-Q.